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                                                                    Exhibit 10.5

                 EXCLUSIVE WORLDWIDE SOFTWARE LICENSE AGREEMENT

     The following constitutes an Exclusive Worldwide Software License Agreement between Christian Rivadalla d/b/a Enterprise Hospitality Solutions and Enterprise Hospitality Solutions, Inc., (collectively "EHS" or "Licensor") on the one hand, and MAI Systems Corporation, and all of its affiliates and subsidiaries("MAI") on the other hand, with respect to the Lodging Touch client server software applications specified herein. The parties hereby acknowledge and agree as follows:

          1. TERMINATION OF 1996 LICENSE AGREEMENT -- All parties jointly agree and acknowledge that the October 1996 License Agreement between MAI Systems Corporation and Christian Rivadalla d/b/a Enterprise Hospitality Solutions, and all amendments thereto, is hereby terminated effective as of September 30, 1999.

          2. SOURCE CODE -- EHS agrees to provide MAI with a copy of the existing source code, object code, specifications and documentation for the existing Lodging Touch client server software applications, as listed in Exhibit A to this letter, on or before September 30, 1999.

          3. EXCLUSIVE WORLDWIDE SOFTWARE LICENSE/USE OF LODGING TOUCH NAME/EHS NAMED ACCOUNTS -- Effective as of October 1, 1999, MAI shall obtain an exclusive worldwide license to market, distribute, and modify the software applications listed in Exhibit A, and all enhancements and derivative works which are subsequently created by MAI or under MAI's direction. MAI shall also acquire a non-exclusive license to the use of the Lodging Touch name and the Lodging Touch trademark with respect to the software application listed in Exhibit A. EHS agrees that it will not release any new property management software applications under the Lodging Touch name. Notwithstanding the foregoing, however, the foregoing grant of rights to MAI shall be non-exclusive with respect to the Named Accounts, as listed in Exhibit B hereto. MAI shall be granted a non-exclusive royalty-free worldwide right to use the database scheme (EHSBASE) developed by EHS. EHS agrees that it shall only use its own copy of the source code for the applications as described in Exhibit A (and any EHS derivative works or enhancements thereto) to service the Named Accounts listed in Exhibit B. The parties agree that any derivative works based upon the licensed software created by MAI under this Agreement, and all intellectual property, trade secret and other proprietary rights therein and thereto, shall be the sole and exclusive property to MAI, both during and following the expiration or other termination of this Agreement.



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     4.   ROYALTIES TO EHS - MAI agrees to pay EHS on or before the last business day of each month a 10% royalty on the net software price (1) of all properties that are serialized during the preceding month with respect to the software applications listed in Exhibit A,(2) including all revenues generated from all derivative works or enhancements to the software that are subsequently created by MAI or under MAI's supervision. The serialization process for these software applications will be conducted jointly by EHS and MAI. EHS shall retain full audit rights which it may invoke not more than two times per year. If MAI fails to pay any of the royalties due for any two (2) consecutive months, then EHS shall be entitled to give MAI notice of the breach, and MAI shall cure within fifteen (15) days. In the event that, following such notice by EHS, MAI fails to cure and fails to pay EHS any portion of the total royalties that are due for any three (3) consecutive months, then all of MAI's rights under this Agreement shall immediately terminate, without any further notice requirements or opportunity to cure(3).

     5. JOINT PRESS RELEASE - The parties will draft a joint press release announcing their new agreement. The press release will not be distributed unless and until this Agreement is executed by all parties.

     6. RELEASE OF ALL OTHER CLAIMS - Except as specified in this Agreement, the parties will waive all claims they may have against each other as of the effective date of this Agreement, and each party shall bear its own costs and attorneys' fees.

     7.   EHS Warranties

          7.1 Ownership. Licensor warrants, represents and agrees with respect to the licensed software and documentation contained in Exhibit A and materials provided to MAI by Licensor, that (i) Licensor has full and sufficient right to grant the rights and/or license granted to MAI hereunder free of all liens, claims, encumbrances and other restrictions; and (ii) the licensed software and documentation (Exhibit A), including all preexisting works used or incorporated in the licensed software and documentation (Exhibit
              A), does not

_____________

(1) The "net software price" is the price for the software as specified in the contract between MAI and its customer, less (i) any discounts given by MAI,
(ii) returns, and (iii) any federal, state or foreign sales, excise, or other taxes or tariffs imposed on the licensing, manufacture and/or distribution of the software (not including taxes on net income).

(2) Notwithstanding the above. The royalty rates payable to EHS with respect to all software under the Joint Armed Services agreement as reflected in the Contract Line Item Numbers (CLIN), shall be reduced to 20%.

(3) Either party shall retain all rights to seek damages or injunctive relief from the other as a result of any breach of this Agreement.
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              infringe any patent, copyright, trademark or other intellectual property rights (including trade secrets), privacy, publicity or similar rights of any third party, nor has any claim (whether or not embodied in an action, past or present,) of such infringement been threatened or asserted, and no such claim is pending against Licensor or, insofar as Licensor is aware, against any third party. Licensor further warrants that the software listed in Exhibit A and the related documentation do not incorporate and are not derived from any third party software or other materials. If MAI or any successor company files a claim against EHS for breach of any of the warranties or representations contained in this paragraph, the prevailing party in that action shall be entitled to recover reasonable costs, expenses and attorneys' fees. EHS IS PROVIDING THE SOFTWARE UNDER THIS AGREEMENT "AS-IS". EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, EHS MAKES NO OTHER WARRANTIES WITH RESPECT TO THE SOFTWARE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          7.2 No Code Designed to Damage: Licensor represents, warrants and agrees that to the best of Licensor's knowledge the licensed software contained in Exhibit A shall not contain any code, programming instruction or set of instructions that is intentionally constructed with the ability to damage, interfere with or otherwise adversely affect computer programs, data files, or hardware without the consent and intent of the computer user, including without limitation code such as "viruses," "Trojan horses," "bombs," "worms," or similar disabling, destructive, self-replicating or paralyzing programs, or programs that interfere with use of the Licensed Software by locking out computer users or require the use of passwords or other mechanisms that inhibit use, or programs that disable or interfere with use of the licensed software listed in Exhibit A after the expiration of a designated period of time. Licensor shall promptly notify MAI of any Licensor knowledge or suspicion of any such problem that might affect the licensed software (Exhibit A) or any materials delivered to MAI by Licensor hereunder.

     8. ENTIRE AGREEMENT - This Agreement and the attachments hereto constitute the entire understanding and agreement between the parties with respect to the subject matters identified herein, and it supercedes any and all prior or contemporaneous oral or written communications between the parties with respect to the subject matter hereof. This Agreement may not be amended,

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          modified or altered in any way except by a writing duly signed by an authorized representative of the parties. The payments to be received under this Agreement are freely assignable. The duties and obligations of the parties may be assigned with the written consent of the other party, which consent will not be unreasonably withheld provided that MAI may assign this agreement to an affiliate of MAI without obtaining such consent.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of August 20, 1999.


MAI SYSTEMS CORPORATION


By: /s/ W. Brian Kretzmer
   -------------------------------
   W. Brian Kretzmer
   Chief Executive Officer



CHRISTIAN RIVADALLA d/b/a ENTERPRISE HOSPITALITY SOLUTIONS


By: /s/ Christian Rivadalla
   -------------------------------
   Christian Rivadalla



ENTERPRISE HOSPITALITY SOLUTIONS, INC.


By: /s/ Christian Rivadalla
   -------------------------------
   Christian Rivadalla
   President and Chief Executive Officer
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                                   EXHIBIT A


            Lodging Touch Client/Server Software Suite Owned By MAI

Cerebro/Libica -- Hospitality Operations
     Central Reservation -- PMWIN Powerbuilder 6.5 code base Central Information -- PMWIN Powerbuilder 6.5 code base Property Management -- PMWIN Powerbuilder 6.5 code base Wholesaler -- PMWIN Powerbuilder 6.5 code base
     Catering -- PMWIN Powerbuilder 6.5 code base
     Contact Management -- PMWIN Powerbuilder 6.5 code base Kiosk -- ONETOUCH Powerbuilder 6.5 code base

Cenacolo -- Hospitality Food & Beverage Operations
     Point of Sale -- FBWIN Powerbuilder 6.5 code base
     Cost and Inventory Control -- MAYOLICA Powerbuilder 6.5 code base

Interfaces -- Hospitality Interfaces
     DataMover Plus -- DMPLUS Powerbuilder 6.5 code base
     UMM -- UMM Powerbuilder 6.5 code base
     UMMIPU -- UMMIPU Powerbuilder 6.5 code base
     UMMCRS -- UMMCRS Powerbuilder 6.5 code base
     EMLQ -- EMLQ Powerbuilder 6.5 code base
     LQCON -- LQCON Powerbuilder 6.5 code base
     YM -- Only Specifications available, no code presently written, this is for the future Talus Interface

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                                   EXHIBIT B

                               EHS NAMED ACCOUNTS


1.   Best Western International
2.   Sol Melia Hotels
3.   Choice Hotels
4.   Marriott Hotels
5.   Tradewinds
6.   Starwood
7.   Joint Armed Services